EXHIBIT D


                                   PAUL MENDEZ

                                  MAY 24, 2001

Mr. Peter Barotz
116 Overlook Road
New Rochelle, New York 10804

Mr. Orhan Sadik-Khan
41 Binney Lane
Old Greenwich, Connecticut 06870

Sadik-Khan Family Trust

To Mr. Barotz, Mr. Sadik-Khan and the Sadik-Khan Family Trust:

     Reference is hereby made to that certain Shareholders and Voting Agreement, dated as of the 24th day of January, 2001, by and among Paul Mendez ("Mendez")
                                                                      ------
and Carol Mendez (collectively, the "Mendez Group"), Naomi Pollack, Nathan
                                     ------------
Barotz and Celia Barotz (collectively, the "Barotz Group"), Orhan Sadik-Khan,
                                            ------------
Karim Sadik-Khan, Janette Sadik-Khan, Jan Sadik-Khan and the Sadik-Khan Family Trust (collectively, the "Sadik-Khan Group" and, together with the Mendez Group
                          ----------------
and the Barotz Group, the "Control Groups" and, together with each of the
                           --------------
aforementioned person, the "Parties"), as amended by a letter agreement, dated
                            -------
April 3, 2001, among Mendez, Peter Barotz and Orhan Sadik-Khan (the "Agreement"). Capitalized terms used herein and not otherwise defined herein
 ---------
shall have the meanings set forth in the Agreement.

     The undersigned hereby agree, individually and, as indicated below, on behalf of their respective Control Groups, as follows. If the Proposed Merger is consummated, on December 31,2002 the Sadik-Khan Family Trust shall sell to the Post-Merger Corporation the 359,894 shares of Firecom Stock that will be owned by the Sadik-Khan Family Trust immediately following the effective time of the Proposed Merger and Orhan Sadik-Khan shall sell to the Post-Merger Corporation 140,106 of the shares of Firecom Stock that will be owned by him immediately following the effective time of the Proposed Merger, and the Parties shall cause the Post-Merger Corporation to purchase such shares from such persons, on December 31, 2001, for a price of $0.80 per share, with the aggregate cash payment to be received at such time by the Sadik-Khan Family Trust and Orhan Sadik-Khan at such time to be equal to $287,915 and $112,085, respectively.

     All other terms of the Agreement shall remain in full force and effect.


                                    * * * * *

                            [Signature page follows]

                                             Sincerely,

                                             Paul Mendez


                                                  /s/ Paul Mendez
                                             -----------------------------------

                                             Individually and as the Group
                                             Representative of the Mendez Group

Acknowledged and Agreed
As of the Date First Written Above:

Orhan Sadik-Khan


     /s/ Orhan Sadik-Khan
-----------------------------------

Individually and as the Group Representative of the Sadik-Khan Group


Acknowledged and Agreed
As of the Date First Written Above:

Peter Barotz


     /s/ Peter Barotz
-----------------------------------

Individually and as the Group Representative of the Barotz Group


Acknowledged and Agreed
As of the Date First Written Above:

The Sadik-Khan Family Trust


By:  /s/ Frank J. Gilbride
   --------------------------------

     Frank J. Gilbride II, Trustee


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